Exhibit 99.2

Unaudited Consolidated Financial Statements

Sprague International Properties LLC

September 30, 2014 and 2013

Sprague International Properties LLC

CONSOLIDATED BALANCE SHEET

[In thousands of U.S. dollars]

	September 30, 2014	December 31, 2013
	Unaudited $	$
Assets [note 4]
Current
Cash and cash equivalents	4,287	1,074
Restricted cash	3,787	8,541
Accounts receivable, net	41,422	33,938
Inventories [note 3]	58,109	89,028
Other current assets	6,057	1,810
Deferred tax assets	223	246
Derivative financial instruments [note 9]	1,477	152

Total current assets	115,362	134,789

Property, plant, and equipment, net [note 7]	94,210	88,652
Intangibles assets and other	9,973	13,269
Goodwill	12,686	12,686

	232,231	249,396

LIABILITIES AND MEMBER’S EQUITY
Current
Credit facility [note 4]	34,150	44,282
Accounts payable and accrued liabilities	11,323	28,931
Accounts payable to an affiliate	168	—
Deferred revenue	842	3,897
Income taxes payable	348	526
Derivative financial instruments [note 9]	—	1,553
Current portion of long-term debt [note 7]	83,911	726

Total current liabilities	130,742	79,915

Commitments and contingencies [note 8]	—	—
Loan from parent company [note 5]	21,304	21,304
Other liabilities [note 6]	3,153	3,153
Long-term debt [note 7]	2,172	70,286
Deferred tax liabilities	14,652	15,321

Total liabilities	172,023	189,979

Member’s equity [note 2]
Member equity	51,376	67,700
Accumulated other comprehensive income (loss)	8,832	(8,283)

Total member’s equity	60,208	59,417

	232,231	249,396

See accompanying notes

Sprague International Properties LLC

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

AND MEMBER’S EQUITY

[In thousands of U.S. dollars]

	Nine months ended September 30,
	2014	2013
	$	$
Net Sales	396,920	455,731
Cost of sales, exclusive of depreciation	367,034	439,723

Gross margin	29,886	16,008

Operating expenses	9,804	7,913
Selling, general and administrative expenses	4,781	3,765
Depreciation and amortization	5,868	5,313

Total operating costs and expenses	20,453	16,991

Operating income	9,433	(983)
Interest expense	7,345	5,200

Income (loss) before income taxes	2,088	(6,183)

Income tax (provision) recovery
Current	(687)	(361)
Deferred	(49)	1,379

	(736)	1,018

Net income (loss)	1,352	(5,165)
Member’s equity, beginning of period	67,700	72,883
Foreign currency translation adjustment [note 2]	(17,676)	—

Member’s equity, end of period	51,376	67,718

See accompanying notes

Sprague International Properties LLC

UNAUDITED CONSOLIDATED STATEMENT OF

COMPREHENSIVE INCOME (LOSS)

[In thousands of U.S. dollars]

	Nine months ended September 30,
	2014	2013
	$	$
Net income (loss)	1,352	(5,165)

Other comprehensive income (loss)
Items that may be reclassified to net income
Gain (loss) arising from translating the financial statement of foreign operations	(561)	(1,812)
Foreign currency translation adjustment [note 2]	17,676	—

Comprehensive income (loss)	18,467	(6,977)

See accompanying notes

Sprague International Properties LLC

UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

[In thousands of U.S. dollars]

	Nine months ended September 30,
	2014	2013
	$	$
OPERATING ACTIVITIES
Net income (loss)	1,352	(5,165)
Non-cash items
Deferred tax benefit	49	(1,379)
Depreciation and amortization	5,868	5,313
Depreciation deferred financing charges	1,520	—
Loss on disposal of fixed assets	4	—
Unrealized (gain) loss on derivative financial instruments	(1,147)	258
Unrealized foreign exchange (gain) loss	(2,256)	(1,908)
Inventory provision	1,482	341
Net change in non-cash working capital balances related to operations:
Accounts receivable	(7,484)	(2,720)
Inventories	29,437	19,572
Accounts payable, accrued liabilities and other	(17,663)	(4,507)
Restricted cash	4,754	(4,147)
Accounts payable to affiliate	168	—
Other	(7,480)	(429)

Cash flows related to operating activities	8,604	5,229

INVESTING ACTIVITIES
Additions to property, plant and equipment	(9,708)	(9,236)
Proceeds from disposal of property, plant and equipment	21	—

Cash flows related to investing activities	(9,687)	(9,236)

FINANCING ACTIVITIES
Repayment of credit facility	(10,132)	—
Repayment of long-term debt	(923)	—
Repayment of capital lease obligations	(498)	(357)
Foreign exchange on capital lease obligations	216	—
Proceeds from long-term debt	15,814	4,668
Financing fees	(3)	(1,020)

Cash flows related to financing activities	4,474	3,291

Net change in cash and cash equivalents	3,391	(716)
Effect of exchange rate on cash and cash equivalents	(178)	578
Cash and cash equivalents, beginning of period	1,074	431

Cash and cash equivalents, end of period	4,287	293

See accompanying notes

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Business

Sprague International Properties LLC [the “Company”] is a Delaware limited liability company and a wholly-owned subsidiary of Sprague Resources Holdings LLC., which in turn is a wholly-owned subsidiary of Axel Johnson Inc. [the “Parent”], formed on October 30, 2013.

In connection with the completion on October 30, 2013 of an initial public offering [the “IPO”] by the Parent of limited partner interests of Sprague Resources LP, the Parent contributed to the Company its interests in Sprague Canadian Properties, LLC which owned directly Sprague Energy Canada Ltd. which owned directly 8604827 Canada Inc. and indirectly three operating businesses: Kildair Services Ltd. [“Kildair”], Wintergreen Transport Corporation Ltd. [“Wintergreen”] and Transit P. M. Inc. [“Transit”] [together the “Group”]. Sprague Energy Canada Ltd., 8604827 Canada Inc. and Kildair were amalgamated into a new entity, Kildair Service Ltd. prior to being contributed to the Company, and Wintergreen and Transit became wholly-owned subsidiaries of Kildair Services Ltd. In addition, the Parent contributed to the Company, certain other assets and liabilities including its ownership interest in Sprague Massachusetts Properties LLC [“Sprague Massachusetts Properties”] whose assets consist primarily of real property located in the United States. All of the assets and liabilities contributed to the Company were recorded at the Parent’s historical cost, as the foregoing transactions are among entities under common control. The amalgamation has been recorded on a pooling of interest basis as if the entities had always been amalgamated.

Kildair operates primarily in the production, distribution, storage and handling of bitumen and heavy fuel oil serving customers throughout eastern Canada and the Northeast United States. Wintergreen provides commercial trucking services for both Kildair and third-party customers, while Transit provides rail and waterborne transport for Kildair and third party customers.

On December 9, 2014, the Company sold its interest in Sprague Canadian Properties, LLC and its wholly-owned subsidiary Kildair Services, Ltd. and its wholly-owned subsidiaries, Wintergreen and Transit, to Sprague Resources LP in exchange for cash and common units [see Note 10 – Subsequent event].

The Company has evaluated all events and transactions that occurred through February 23, 2015, the date the consolidated financial statements were ready to be issued.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

Basis of Presentation

The consolidated financial statements included herein reflect all normal and recurring adjustments which, in the opinion of management, are necessary for a fair presentation of the Company’s consolidated financial position at September 30, 2014 and December 31, 2013 and the consolidated results of operations and cash flows for the nine months ended September 30, 2014 and 2013, respectively. Certain reclassifications have been made to prior period amounts to conform to the current-year presentation.

The Company consolidates all wholly-owned subsidiaries, which are entities over which it has the continuing power to determine the strategic operating, investing and financing policies without cooperation of others. These consolidated financial statements include Kildair, Wintergreen, Transit and Sprague Massachusetts Properties.

The Company is a limited liability company that is wholly-owned by Sprague Resources Holdings LLC. As a limited liability company, the Company’s equity is displayed as member’s equity in the accompanying consolidated balance sheet.

The consolidated financial statements were prepared in accordance with the requirements of the Securities and Exchange Commission [“SEC”] for interim financial information. As permitted under those rules, certain notes or other financial information that are normally required by U.S. generally accepted accounting principles [“US GAAP”] to be included in annual financial statements have been condensed or omitted from these interim financial statements. These interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2013 [the “2013 Annual Report”].

The significant accounting policies are described in Note 2 “Significant Accounting Policies” in the Company’s 2013 Annual Report, and, except for the changes in the functional currency of Kildair as described in Note 2 “Foreign Currency” below, are the same as are used in preparing these unaudited interim consolidated financial statements.

The unaudited results of operations for the interim periods reported are not necessarily indicative of results to be expected for the full year. Demand for some of the Company’s refined petroleum products, specifically residual oil, is generally higher during the first and fourth quarters of the calendar year and demand for asphalt is generally higher during the second and third quarters of the calendar year which may result in significant fluctuations in the Company’s quarterly operating results.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and the reported revenues and expenses in the statement of operations. Actual results could differ from those estimates. Among the estimates made by management are impairment of non-financial assets, the fair value measurement of derivative assets and liabilities, environmental and legal obligations and income taxes.

New Accounting Guidance

In May 2014, the Financial Accounting Standards Board issued Accounting Standard Update [the “ASU”].2014-09, Revenue from Contracts with Customers, which revises the principles of revenue recognition from one based on the transfer of risks and rewards to when a customer obtains control of a good or service. The Company is currently evaluating the potential impact of this guidance which is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted.

In April 2014, the Financial Accounting Standards Board issued Accounting Standard Update 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU revises the criteria for reporting discontinued operations and requires additional disclosures, both for discontinued operations and for individually significant dispositions and assets classified as held for sale not qualifying as discontinued operations. The Company has early adopted this guidance on a prospective basis. The adoption did not have a material impact on the Company’s consolidated interim financial statements.

2. FOREIGN CURRENCY

Functional Currency

On January 1, 2014, the Company changed the functional currency of Kildair from the Canadian Dollar to the U.S. Dollar as a result of performing a review of the appropriateness of the status of the functional currency for this subsidiary. The functional currency of the Company’s other Canadian subsidiaries (Wintergreen and Transit) remains the Canadian Dollar. The Company’s reporting currency is the U.S. dollar.

In accordance with ASC-830 “Foreign Currency matters”, the Company translated Kildair’s assets and liabilities as at January 1, 2014, were translated into US dollars using the exchange rate in effect on that date and equity transactions were translated at historical rates. As the change took place prospectively on the first day of the fiscal year, there was no income statement or cash flow translation required.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

For comparative purposes, historical financial statements have been restated in US dollars using the current rate method. Under this method, assets and liabilities were translated at the closing rate in effect at the end of these periods, revenues, expenses and cash flows were translated at the average rates in effect for these periods and equity transactions are translated at historical rates. Any exchange differences resulting from the translation are included in accumulated other comprehensive income (loss) presented in member’s equity.

A summary of the changes in accumulated other comprehensive income (loss) and in member’s equity related to foreign currency translations for the nine months ended September 30, 2014 is as follow:

	Accumulated other comprehensive (income) loss	Member’s equity
	$	$
Balance as at December 31, 2013	(8,283)	67,700
Impact of change in functional currency – effective January 1, 2014	5,930	(5,930)
Reversal of cumulative translation balance of Kildair as at January 1, 2014	11,746	(11,746)
Foreign currency translation adjustment	(561)	—
Net income	—	1,352

Balance as at September 30, 2014	8,832	51,376

3. INVENTORIES

	September 30,	December 31,
	2014	2013
	$	$
Oil	37,663	69,323
Asphalt	19,920	19,141
Other	526	564

	58,109	89,028

As of September 30, 2014 and December 31, 2013 an amount of $1,482 and $767 respectively, has been recorded to write-down inventory to its net realizable value due to the fluctuation of commodities market value. These charges are included in cost of sales in the unaudited consolidated statement of operations and member’s equity.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

4. CREDIT FACILITY

The Company utilizes a credit facility in order to finance its operations, consisting of a working capital facility and term loan facility for a total amount of $210,000 [$120,000 of working capital facility and $90,000 of term loan] or the equivalent amount in Canadian dollars. The facility is secured by all of the assets of the Company, and companies under common control. The amount used as of September 30, 2014 is $117,150, with $34,150 of working capital loans and $83,000 of term loan [note 7]. The amount used as of December 31, 2013 is $112,282, with $44,282 of working capital loans and $68,000 of term loan. The loans under the facility bear interest at either Prime / Base Rate plus a spread based on utilization and Canadian Dealer Offered Rate [“CDOR”] / Eurodollar rates plus a spread and matures in April 2015. The effective Canadian dollar borrowing rate is 4.75% at September 30, 2014 and December 31, 2013. The effective US dollar borrowing rate is 4.39% and 5.14% at September 30, 2014 and December 31, 2013, respectively.

The terms of the credit facility impose financial covenants including a minimum consolidated net working capital, a minimum consolidated fixed charge coverage ratio, a maximum consolidated secured leverage ratio, a limit in capital expenses and a maximum net position for products consisting of fuel, light and heavy oil. Furthermore, none of the companies in the Group can pay dividends, if this payment places them in default on any of the aforementioned covenants. As at September 30, 2014 and December 31, 2013, the Company was in compliance with its financial covenants.

5. LOAN FROM PARENT COMPANY

On October 27, 2013, the Company entered into a loan agreement with the Parent for an amount of $17,500. This loan bears interest at 1-month Libor rate plus 5.75%, corresponding to 5,91% as of September 30, 2014 [5.92% as of December 31, 2013], and is repayable in full on October 31, 2015.

Also on October 29, 2013, the Company entered into another loan agreement with the Parent for an amount of $3,804. The loan is due on October 29, 2015 and bears interest at 10% per annum which is payable at maturity.

6. OTHER LIABILITIES

Other liabilities consist of an environmental abatement obligation which is undiscounted and relates to an agreement that was assumed as part of the acquisition of an oil terminal in New Bedford, Massachusetts in 2005. Based on the agreement, the Company is obligated to perform certain environmental abatement activities on or before December 28, 2017. This liability was not transferred to Sprague Resources LP in connection with the sale transaction as described in Note 10 – Subsequent Events.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

7. LONG-TERM DEBT

	September 30,	December 31,
	2014	2013
	$	$
Term loan in the original amount of $90,000 bearing interest at Libor rate plus 4.75% corresponding to 4.91% as of September 30, 2014 [4.92% as of December 31, 2013], no capital payable on a monthly basis, maturing in April 2015[note 4]	83,000	68,000
Note payable, fixed rate of 4.93%, payable in monthly installments of CAD$12, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in February 2018	489	604
Note payable, fixed rate of 4.30%, payable in monthly installments of CAD$10, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in September 2018	389	—
Other notes payable	38	114

Total loan and notes payable	83,916	68,718

Obligations under capital leases, all bearing fixed interest rates between 3.67% and 4.55% as at September 30, 2014 and December 31, 2013, maturing from July 2016 to February 2019, secured by the related property, plant and equipment.	1,776	1,807
Obligation under capital lease, variable rate of cost of funds plus 2.25% corresponding to 3.97% as of September 30, 2014 and December 31, 2013 payable in monthly installments of CAD$10, capital and interest, guaranteed by a chattel mortgage on vehicles, maturing in September 2017.	391	487

Total capital lease contracts	2,167	2,294

Total long-term debt	86,083	71,012
Less: current portion of long-term debt	83,911	726

	2,172	70,286

Required debt repayments as of September 30, 2014 are yearly as follows:

	Loan and notes payable	Capital lease	Total
	$	$	$
2015	83,261	736	83,997
2016	233	828	1,061
2017	245	541	786
2018	177	200	377
2019	—	33	33

	83,916	2,338	86,254

The Company has financed certain equipment by entering into capital leasing arrangements.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

Capital lease repayments as of September 30, 2014 are due as follows:

$
Total minimum lease payments.	2,338
Less amount representing interest	(171)

Present value of minimum capital lease payments	2,167
Less current portion of obligations under capital lease	(650)

1,517

8. COMMITMENTS AND CONTINGENCIES

As at September 30, 2014 and December 31, 2013, the Company has the following commitments to buy and sell quantities of fuel oil and asphalt according to the following information:

	September 30,	December 31,
	2014	2013
	$	$
Sell at fixed price
Oil [number of barrels]	7,925	36,455
Selling price [$ per barrel]	104.84	107.24
Asphalt [number of barrels]	22,140	25,506
Selling price [$ per barrel]	111.52 to 114.03	84.12 to 100.95
Purchase at fixed price
Oil [number of barrels]	529	58,085
Selling price [$ per barrel]	88.46	86.59 to 95.00
Asphalt [number of barrels]	15,129	19,391
Selling price [$ per barrel]	112.24 to 117.39	84.12 to 85.00

Operating leases

The Company incurred aggregate rent expense under its operating leases of approximately $1,290 and $467 for the nine months period ended September 30, 2014 and 2013, respectively. The Company’s most significant leases are rail-cars. In the normal course of trade, the Company enters into sub-lease agreement relatively to its rail-cars. The revenue under the rail-cars leases was $4,598 and $2,162 for the nine months period ended September 30, 2014 and 2013.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

Future minimum rental yearly payments and revenues under the rail-cars non-cancellable leases consisted of the following at September 30, 2014:

	Lease payments	Revenue from subleases	Net
	$	$	$
2014	739	1,544	(805)
2015	2,812	607	2,205
2016	2,811	325	2,486
2017	2,671	—	2,671
2018	2,379	—	2,379
2019	1,147	—	1,147

	12,559	2,476	10,083

Legal, environmental and other proceedings

The Company is involved in various lawsuits, other proceedings and environmental matters, all of which arose in the normal course of business. The Company believes, based upon its examination of currently available information, its experience to date, and advice from legal counsel, that the individual and aggregate liabilities resulting from the ultimate resolution of these contingent matters will not have a material adverse impact on the Company’s consolidated results of operations, financial position or cash flows. The Company maintains insurance coverage and deductibles that it believes are reasonable and prudent. However, the Company cannot assure that this insurance will be adequate to protect it from all material expenses related to potential future claims, or that these levels of insurance will be available in the future at economical prices.

9. FINANCIAL INSTRUMENTS

Valuation methods and assumptions

Due to their short-term nature, carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities, account payable to an affiliate and loan from parent company approximate their respective fair value. The carrying amount reported in the consolidated balance sheet for the credit facility and the long-term debt approximates its respective fair value.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

Commodity derivatives

The Company may utilize derivative instruments consisting of futures contracts, swaps, options and other derivatives individually or in combination, to mitigate its exposure to fluctuations in prices of refined petroleum products. On a limited basis and within the Company’s risk management guidelines, the Company utilizes futures contracts, forward contracts, swaps, options and other derivatives to generate profits from changes in market prices. The Company invests in futures and over-the-counter [“OTC”] transactions either on regulated exchanges or in the OTC market. Futures contracts are exchange-traded contractual commitments to either receive or deliver a standard amount or value of a commodity at a specified future date and price, with some futures contracts based on cash settlement rather than a delivery requirement. Futures exchanges typically require investors to provide margin deposits as security. OTC contracts, which may or may not require margin deposits as security, involve parties that have agreed either to exchange cash payments or deliver or receive the underlying commodity at a specified future date and price.

The Company posts initial margin with futures transaction brokers, along with variation margin, which is paid or received on a daily basis, and is included in other current assets in the consolidated balance sheet. In addition, the Company may either pay or receive margin based upon exposure with counterparties. Payments made by the Company are included in other current assets, whereas payments received by the Company are included in accrued liabilities in the consolidated balance sheet. Substantially all of the Company’s commodity derivative contracts outstanding as of September 30, 2014 will settle prior to December 31, 2014.

The Company determines fair value in accordance with Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures” which established a hierarchy for the inputs used to measure the fair value of financial assets and liabilities based on the source of the input, which generally range from quoted prices for identical instruments in a principal trading market (Level 1) to estimates determined using significant unobservable inputs (Level 3). Multiple inputs may be used to measure fair value; however, the level of fair value is based on the lowest significant input level within this fair value hierarchy. Details on the methods and assumptions used to determine the fair values are as follows:

Fair value measurements based on Level 1 inputs: Measurements that are most observable and are based on quoted prices of identical instruments obtained from the principal markets in which they are traded. Closing prices are both readily available and representative of fair value. Market transactions occur with sufficient frequency and volume to assure liquidity.

Fair value measurements based on Level 2 inputs: Measurements that are derived indirectly from observable inputs or from quoted prices from markets that are less liquid. Measurements based on Level 2 inputs include over-the-counter derivative instruments that are priced on an exchange traded curve, but have contractual terms that are not identical to exchange traded contracts. The Partnership utilizes fair value measurements based on Level 2 inputs for its fixed forward contracts, over-the-counter commodity price swaps and interest rate swaps.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

Fair value measurements based on Level 3 inputs: Measurements that are least observable are estimated from significant unobservable inputs determined from sources with little or no market activity for comparable contracts or for positions with longer durations.

The Company does not offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against the fair value of derivative instruments executed with the same counterparty. The Company had no right to reclaim or obligation to return cash collateral as of September 30, 2014.

The following table presents all financial assets and financial liabilities of the Company measured at fair value on a recurring basis as of September 30, 2014 and December 31, 2013:

	Fair value measurement	Quoted prices in active markets Level 1	Significant other observable inputs Level 2	Significant Unobservable inputs Level 3
	$	$	$	$
As of September 30, 2014
Financial assets
Commodity derivatives	1,477	—	1,477	—

Financial liabilities
Commodity derivatives	—	—	—	—

As of December 31, 2013
Financial assets
Commodity derivatives	152	—	152	—

Financial liabilities
Commodity derivatives	1,553	—	1,553	—

The Company recognized $8,821 and $751 of realized and unrealized losses on derivative instruments utilized for commodity risk management purposes for the nine months ended September 30, 2014 and 2013, respectively. Such amounts are included in cost of sale in the consolidated statement of operations.

Financial risks

The Company is exposed to various financial risks through transactions in financial instruments. The following provides helpful information in assessing the extent of the Company’s exposure to these risks.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

Credit risk

Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. One of the Company’s credit risks relates to its trade receivables. To mitigate this risk, the Company carries out credit evaluations of its customers’ financial position and in some instances requires collateral from them. At September 30, 2014 three customers represented approximately 10%, 15% and 17% of trade accounts receivable respectively [2013 – one customer represented 14%] and two customers represented 13% and 11% respectively of sales [2013 – one customer represented 34% of total sales].

The Company is also exposed to a counterparty credit risk inherent in its commodity forward contracts and foreign currency forward contracts. In all contracts, the counterparty is a Canadian chartered bank and the Company has assessed these risks as minimal. The Company considers that the counterparty credit risk related to commodity forward contracts and foreign currency forward contracts is minimal as a result of the mechanisms put in place by futures exchange institution in its role as intermediary between the contracting parties.

Currency risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. Although the financial currency of the main operating subsidiaries is the US dollars, a portion of the Company’s operations is denominated in Canadian dollars and as a result, some financial assets are exposed to foreign exchange fluctuations. Gains or losses resulting from foreign currency exchange are recorded in foreign exchange (gain) loss on the unaudited consolidated statements of operations and member’s equity.

The following table shows in detail the Company’s assets and liabilities denominated in Canadian dollars as of September 30, 2014:

September 30, 2014 $ CAD
Cash and cash equivalents	1,665
Accounts receivable	30,254
Income taxes receivable	49
Credit facility	4,606
Accounts payable and accrued liabilities	5,088
Long-term debt	3,169

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

The result of a gain (loss) arising from the translation of the financial statements of foreign operations resulting from the appreciation (depreciation) of the US currency versus the Canadian currency is included in the comprehensive income (loss).

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company’s exposure to interest risk is summarized as follows:

Cash and cash equivalents	Variable interest rate
Restricted cash	No interest
Accounts receivable	No interest
Credit facility	See note 4
Accounts payable and accrued liabilities	No interest
Long-term debt	See note 7
Advance from parent company	See note 5

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting obligations associated with financial liabilities. The Company is exposed to this risk mainly in respect of its credit facility, accounts payable and accrued liabilities, derivative financial instruments, long-term debt agreements and advances from parent company.

Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices other than those arising from interest rate risk or currency risk, whether those changes are caused by factors specific to the individual financial instrument or its issuer, or factors affecting all similar financial instruments traded in the market. The Company is exposed to other price risk through its commodity forward contracts on petroleum products. Active integrated management of this risk aims to limit its impact on operating results so that sensitivity to this risk, once mitigated, is at an acceptable level.

Sprague International Properties LLC

NOTES TO UNAUDITED CONSOLIDATED

FINANCIAL STATEMENTS

[In thousands of U.S. dollars]

In order to partially manage its exposure to fluctuations in petroleum prices, the Company concluded commodity forward contracts as a hedge against oil sales and purchase prices. As of September 30, 2014 and December 31, 2013, the commodity forward contracts are:

September 30, 2014
Selling commodity forward contracts [number of barrels]	350,000
Selling price [$ per barrel]	$84.30 to $93.90
Maturity date	October 2014

December 31, 2013
Selling commodity forward contracts [number of barrels]	725,000
Selling price [$ per barrel]	$89.80 to $95.15
Maturity date	January to February 2014

The fair value of these commodity forward contracts reflects the estimated amounts that the Company would receive from settlements of favorable contracts or that it would be required to pay to cancel unfavorable contracts at the balance sheet date. As at September 30, 2013, the fair values in the event of a settlement are $1,477 favorable. As at December 31, 2013, the fair values in the event of a settlement are $152 favorable and $1,553 unfavorable.

10.	SUBSEQUENT EVENT

On December 9, 2014, the Company sold 100% of its interests in Sprague Canadian Properties, LLC, which directly owned Kildair, to Sprague Resources LP in exchange for total consideration of $175 million [$165 million in cash and approximately $10 million in unregistered common units of Sprague Resources LP]. Of the cash consideration approximately $108,335 was used by the Company to repay third party and related party debt.

On December 9, 2014, the Company repaid a loan held by the Parent in the amount of $3,804.